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                                                                   EXHIBIT 23.6

            [LETTERHEAD OF NATIONSBANC MONTGOMERY SECURITIES, INC.]

October 27, 1997

Members of the Board of Directors
EndoVascular Technologies, Inc.
1360 O'Brien Drive
Menlo Park, CA 94025

Gentlemen:

  We hereby consent to the inclusion of our opinion letter dated October 5, 1997 to the Board of Directors of EndoVascular Technologies, Inc. (the "Company" or "EVT") regarding the acquisition of the Company by Guidant Corporation, attached as Appendix B to the Proxy Statement/Prospectus which forms part of Guidant Corporation's registration statement on From S-4 (the "Registration Statement") and to the reference therein to our firm and to our opinion under the headings: "SUMMARY--The Merger--Opinion of Financial Advisor," "THE MERGER--Background of the Merger" and "--Opinion of Financial Advisor." In giving the foregoing consent, we do not admit and we hereby disclaim (i) that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and (ii) that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

NATIONSBANC MONTGOMERY SECURITIES, INC.

By         /s/ Michael G. Dovey
  -----------------------------------
           Michael G. Dovey
           Managing Director